STEMCELLS, INC. REPORTS POSITIVE INTERIM SAFETY DATA FROM SPINAL CORD INJURY TRIAL

Trial Proceeding to Enroll Patients with Incomplete Injury

NEWARK, CA (May 17, 2012) – StemCells, Inc. (Nasdaq: STEM) today announced completion of the first planned interim safety review of the Company’s Phase I/II spinal cord injury clinical trial, which indicated that the surgery, immunosuppression and the cell transplants have been well-tolerated. The trial, which is designed to evaluate the safety and preliminary efficacy of the Company’s proprietary HuCNS-SC® cells (purified human neural stem cells), represents the first time that neural stem cells have been transplanted as a potential therapeutic agent for spinal cord injury. A summary of the data will be presented by Armin Curt, M.D., principal investigator for the clinical trial, at the Interdependence 2012 Global SCI Conference, which is being held in Vancouver, British Columbia, from May 15 to 17, 2012.

The interim data is from the first cohort of patients, all of whom suffered a complete spinal cord injury in which there is no neurological function below the level of the injury. All patients enrolled were transplanted with a dose of 20 million cells at the site of injury in the thoracic spinal cord. There were no abnormal clinical, electrophysiological or radiological responses to the cells, and all the patients were neurologically stable through the first four months following transplantation of the cells. Changes in sensitivity to touch were observed in two of the patients. The data from multiple evaluations of the patients during this four month period have been reviewed by an independent Data Safety Monitoring Committee, which has recommended that the study advance to enrollment of patients with incomplete neurological injury. Enrollment is now underway and is open to patients in Europe, the United States and Canada with incomplete spinal cord injury. The trial, which is being conducted at Balgrist University Hospital, Zurich, Switzerland, is the only ongoing clinical trial evaluating neural stem cell transplantation in spinal cord injury.

“We are very encouraged by the interim safety outcomes for the first cohort,” said Dr. Curt, who is Professor and Chairman of the Spinal Cord Injury Center at the University of Zurich, and Medical Director of the Paraplegic Center at Balgrist University Hospital. “The patients in the trial are being closely monitored and undergo frequent clinical examinations, radiological assessments by MRI and sophisticated electrophysiology testing of spinal cord function. The comprehensive battery of tests provides important safety data and is very reassuring as we progress to the next stage of the trial.”

The Interdependence 2012Global SCI Conference is intended to bring together international healthcare and research facilities to showcase their work through presentations, workshops and exhibits and to discuss how to advance research, implement new best practices and shape the next generation of spinal cord injury research. Interdependence 2012 is jointly organized by the Rick Hansen Institute, a Canadian not-for-profit organization committed to accelerating the translation of discoveries and best practices into improved treatments for people with spinal cord injuries, and the Rick Hansen Foundation.

About the Spinal Cord Injury Clinical Trial

The Phase I/II clinical trial of StemCells, Inc.’s HuCNS-SC® purified human adult neural stem cells is designed to assess both safety and preliminary efficacy. Twelve patients with thoracic (chest-level) neurological injuries at the T2-T11 level are planned for enrollment. The Company has dosed the first three patients all of whom have injuries classified as AIS A, in which there is no neurological function below the injury level. The second and third cohorts will be patients classified as AIS B and AIS C, those with less severe injury, in which there is some preservation of sensory or motor function. The injuries are classified according to the American Spinal Injury Association Impairment Scale (AIS). In addition to assessing safety, the trial will assess preliminary efficacy based on defined clinical endpoints, such as changes in sensation, motor and bowel/bladder function.

All patients will receive HuCNS-SC cells through direct transplantation into the spinal cord and will be temporarily immunosuppressed. Patients will be evaluated regularly in the post-transplant period in order to monitor and assess the safety of the HuCNS-SC cells, the surgery and the immunosuppression, as well as to measure any recovery of neurological function below the injury site. The Company intends to follow the effects of this therapy long-term, and a separate four-year observational study will be initiated at the conclusion of this trial.

The trial is being conducted at Balgrist University Hospital, University of Zurich, a world leading medical center for spinal cord injury and rehabilitation, and is open for enrollment to patients in Europe, Canada and the United States. If you believe you may qualify and are interested in participating in the study, please contact the study nurse either by phone at +41 44 386 39 01 or by email at stemcells.pz@balgrist.ch.

Additional information about the Company’s spinal cord injury program can be found on the StemCells, Inc. website at http://www.stemcellsinc.com/Therapeutic-Programs/Clinical-Trials.htm and at http://www.stemcellsinc.com/Therapeutic-Programs/Spinal-Cord-Injury.htm, including video interviews with Company executives and independent collaborators.

About Balgrist University Hospital

Balgrist University Hospital, University of Zurich is recognized worldwide as a highly specialized center of excellence providing examination, treatment and rehabilitation opportunities to patients with serious musculoskeletal conditions. The clinic owes its leading international reputation to its unique combination of specialized medical services. The hospital’s carefully-balanced, interdisciplinary network brings together under one roof medical specialties including orthopedics, paraplegiology, radiology, anesthesiology, rheumatology, and physical medicine. More information about Balgrist University Hospital is available at www.balgrist.ch.

About StemCells, Inc.

StemCells, Inc. is engaged in the research, development, and commercialization of cell-based therapeutics and tools for use in stem cell-based research and drug discovery. The Company’s lead therapeutic product candidate, HuCNS-SC® cells (purified human neural stem cells), is currently in development as a potential treatment for a broad range of central nervous system disorders.  The Company recently reported results from a Phase I clinical trial in Pelizaeus-Merzbacher disease (PMD), a fatal myelination disorder in children. The trial results showed preliminary evidence of progressive and durable donor-derived myelination in all four patients transplanted with HuCNS-SC cells. The Company is also conducting a Phase I/II clinical trial in chronic spinal cord injury in Switzerland and has received authorization from the FDA to initiate a Phase I/II clinical trial in dry age-related macular degeneration (AMD). In addition, the Company is pursuing preclinical studies of its HuCNS-SC cells in Alzheimer’s disease.  StemCells also markets stem cell research products, including media and reagents, under the SC Proven® brand. Further information about StemCells is available at http://www.stemcellsinc.com.

Apart from statements of historical fact, the text of this press release constitutes forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, statements regarding the prospect of retaining continued authorization to conduct a clinical trial in Switzerland in chronic spinal cord injury; the prospect for screening and then enrolling patients into the AIS B and AIS C cohorts; the prospect for evaluating trial patients for changes in their sensation, motor and bowel/bladder function; the potential of the Company’s HuCNS-SC cells to treat spinal cord injury and other central nervous system disorders; and the future business operations of the Company, including its ability to conduct clinical trials as well as its other research and product development efforts. These forward-looking statements speak only as of the date of this news release. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management’s current views and are based on certain assumptions that may or may not ultimately prove valid. The Company’s actual results may vary materially from those contemplated in such forward-looking statements due to risks and uncertainties to which the Company is subject, including the fact that additional trials will be required to demonstrate the safety and efficacy of the Company’s HuCNS-SC cells for the treatment of any disease or disorder; uncertainty as to whether the FDA or other applicable regulatory agencies will permit the Company to continue clinical testing in PMD, spinal cord injury or in future clinical trials of proposed therapies for other diseases or conditions given the novel and unproven nature of the Company’s technologies; uncertainties regarding the ability of preclinical research, including research in animal models, to accurately predict success or failure in clinical trials; uncertainties regarding the Company’s ability to recruit the patients required to conduct its clinical trials or to obtain meaningful results; uncertainties regarding the Company’s ability to obtain the increased capital resources needed to continue its current and planned research and development operations; uncertainty as to whether HuCNS-SC and any products that may be generated in the future in the Company’s cell-based programs will prove safe and clinically effective and not cause tumors or other adverse side effects; uncertainties regarding the Company’s ability to commercialize a therapeutic product and its ability to successfully compete with other products on the market; and other factors that are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and in its subsequent reports on Form 10-Q and Form 8-K.

CONTACT:

Rodney Young
StemCells, Inc.
Chief Financial Officer
(510) 456-4128

Ian Stone
Russo Partners
(619) 308-6541